Exhibit 99.1

LETTER TO SHAREHOLDERS OF ESSA PHARMA INC.

ESSA Pharma Inc.

Suite 720, 999 West Broadway

Vancouver, BC V5Z 1K5

Dear Shareholder:

As previously announced, on July 13, 2025, ESSA Pharma Inc. (the “Company”), entered into a Business Combination Agreement (the “Agreement”) with XenoTherapeutics, Inc., Xeno Acquisition Corp., a wholly-owned subsidiary of Xeno (“Purchaser”) and XOMA Royalty Corporation, under which Purchaser will acquire all of the issued and outstanding common shares (the “Common Shares,” and the holders of such Common Shares, the “Shareholders”) of the Company (the “Transaction”). Pursuant to the terms of the Agreement, the Company, once it has obtained an order from the Supreme Court of British Columbia (the “Court”) authorizing it to do so, intends to reduce the capital of its Common Shares and make a concurrent distribution to Shareholders of an amount equal to the reduction in capital as part of the discontinuance and winding-up of the business of the Company (the “Distribution”) prior to the closing of the Transaction.1 Capitalized terms that are used but not defined in this letter have the meaning given to such term in the Agreement.

The Company is sending this letter to provide you with information regarding the potential U.S. and Canadian federal income tax consequences of the Distribution in advance of an upcoming Shareholder vote regarding the Transaction (together with the Distribution and subsequent dissolution and liquidation of the Company, the “Discontinuance Transactions”). As the Distribution is subject to Court approval, no assurance can be given that the Company will make the Distribution or as to the amount or timing of the Distribution, if it is made. This letter is intended to assist you in understanding the potential tax treatment of the proposed Distribution and to highlight certain considerations that may be relevant to your individual circumstances. Additional information regarding the U.S. and Canadian federal income tax considerations of the Transaction will be described in the proxy statement and management information circular for the Shareholders filed with the United States Securities and Exchange Commission.

1 As announced by press release dated July 23, 2025, ESSA intends to make an application to the Court for an order authorizing the holding of a special meeting and matters related thereto (the “Interim Order”) and an order approving the Distribution (the “Distribution Order”). The hearing for the Orders will take place at the courthouse of the Court at 800 Smithe Street, Vancouver, British Columbia at 9:45 a.m. (Pacific time) on August 5, 2025, or as soon thereafter as counsel may be heard, or at any other date and time and by any other method as the Court may direct. Any person that may be affected by any of the Orders sought may appear or be represented and present evidence or arguments at the hearing of the application for the Orders. The Supreme Court Civil Rules set out the prescribed forms for a Response to Petition (Form 67) and Affidavit (Form 109) to be filed with the Court. Response materials should also be sent to ESSA’s counsel by mail or courier c/o Blake, Cassels & Graydon LLP, 1133 Melville Street, Suite 3500, The Stack, Vancouver, BC V6E 4E5 attention: Alexandra Luchenko, or by email to alexandra.luchenko@blakes.com.

Certain U.S. Federal Income Tax Considerations

The following is a summary of the anticipated U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of Common Shares as a result of the Distribution.

The following summary does not purport to address all U.S. federal income tax consequences that may apply to a U.S. Holder (as defined below) as a result of the Distribution, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules (including, but not limited to, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that hold an interest in an entity that holds the Common Shares, persons that will own, or will have owned, directly, indirectly or constructively 10% or more (by vote or value) of our stock, persons that hold the Common Shares as part of a hedging, integration, conversion or constructive sale transaction or a straddle, Shareholders who acquired their Common Shares through the exercise of an employee stock option or otherwise as compensation, former citizens or permanent residents of the United States, or persons whose functional currency is not the U.S. dollar).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), judicial decisions and the Canada-United States Income Tax Convention (1980), as amended, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This summary does not describe any state, local or non-U.S. tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax or the Medicare contribution tax). U.S. Holders (as defined below) should consult their tax advisers regarding such matters.

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences to U.S. Holders (as defined below) of the Distribution. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to different interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

As used in this summary, a “U.S. Holder” is a beneficial owner of the Common Shares who, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partnerships holding Common Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax considerations relating to the Distribution.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of Common Shares, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. This discussion does not address the U.S. federal income tax consequences of the Distribution applicable to non-U.S. holders of Common Shares. Accordingly, a non-U.S. holder should consult its tax advisor regarding all U.S. federal, state, local and non-U.S. tax considerations relating to the Distribution.

Tax Considerations Relevant to U.S. Holders – the Distribution

For U.S. federal income tax purposes, we and Purchaser intend to treat the Distribution as one in a series of distributions in complete liquidation of the Company. In general, for U.S. federal income tax purposes and subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder who receives the Distribution will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received (expressed in U.S. dollars) and (2) the U.S. Holder’s adjusted tax basis (expressed in U.S. dollars) in such shares.

Any such gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period in the Common Shares is greater than one year as of the date of the Distribution. Subject to the discussion below under
“— Passive Foreign Investment Company Considerations,” long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Common Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Shares. In general, each U.S. Holder must allocate liquidating distributions proportionally to each block of shares of the Common Shares and compare the allocated portion of each liquidating distribution with the U.S. Holder’s adjusted tax basis in each block of shares of the Common Shares at the time of such distribution. Any capital gain or loss will generally be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes, which will generally limit the availability of foreign tax credits.

There is no assurance that the IRS will agree with our conclusion, however, that the Distribution be treated as one in a series of liquidating distributions in complete liquidation of the Company. If, contrary to our expectations, the Distribution is treated as an ordinary distribution from the Company to Shareholders, U.S. Holders may be subject to significant adverse tax consequences to the extent that the Company is classified as a PFIC for the taxable year that includes the Distribution or a prior year in which the U.S. Holder held Common Shares in the Company. Such adverse tax consequences could include a U.S. Holder recognizing income with respect to the full amount of the Distribution received (without reference to the U.S. Holder’s adjusted basis in its Common Shares or the current and accumulated earnings and profits of the Company), and any such income being taxed as ordinary income, and an additional interest charge applying with respect to a portion of the tax due thereon (as further described in the Company’s 2024 Form 10-K under the heading Passive Foreign Investment Company Rules).

Passive Foreign Investment Company Considerations

If the Company was classified as a PFIC in any taxable year in which a U.S. Holder held Common Shares of the Company, such U.S. Holder will be subject to special rules with respect to any gain recognized as a result of the Distribution.

A foreign corporation will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, certain rents and royalties, and certain gains. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. The Company believes that it was classified as a PFIC for the taxable year ending September 30, 2024 and in certain prior years, and expects to be classified as a PFIC for the current taxable year. However, the Company’s actual PFIC status for the current taxable year is uncertain and cannot be determined until after the end of the taxable year.

If the Company is classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain recognized in connection with the receipt of the Distribution as ordinary income, rather than as capital gain, and to allocate such gain ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for the Common Shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which we are treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. U.S. Holders would not be able to offset any such gain recognized with losses.

The adverse tax consequences described above may be mitigated if a U.S. Holder makes or has made a timely “qualified electing fund” election (a “QEF election”) with respect to its interest in the PFIC. Consequently, if we are classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat us as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds Common Shares. If a U.S. Holder makes a timely QEF election with respect to the Company, the electing U.S. Holder would be required in each taxable year that we are considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Company and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Company, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in Common Shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the Common Shares and will not be taxed again as distributions to the U.S. Holder.

If a U.S. Holder has made a valid election to treat the Company as a QEF, in lieu of being subject to the PFIC tax and interest charge rules discussed above, such U.S. Holder will generally recognize gain or loss for U.S. federal income tax purposes in connection with the receipt of the Distribution in an amount equal to the difference between the amount realized pursuant to such transaction and the U.S. Holder’s adjusted tax basis in its Common Shares. The U.S. Holder’s adjusted tax basis in the Common Shares includes any adjustments to such tax basis as a result of any income recognised as a result of the U.S. Holder’s QEF election with respect to the Company. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. Any capital gain or loss will generally be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes, which will generally limit the availability of foreign tax credits.

Alternatively, if the Company were to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a “mark-to-market election” (instead of a QEF election), provided the Common Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations.

U.S. Holders should consult their tax advisers regarding the potential availability and consequences of a mark-to-market election, as well as the advisability of making a QEF election.

During any taxable year in which the Company is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their tax advisers concerning annual filing requirements.

Required Disclosure with Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in the Common Shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in Common Shares. U.S. Holders should consult their tax advisers regarding information reporting requirements relating to their ownership of the Common Shares.

Information Reporting and Backup Withholding

Payments made to holders in exchange for Common Shares pursuant to the Distribution may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number (generally, an employer identification number or social security number) provided is correct and such U.S. Holder is not subject to backup withholding. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the non-U.S. holder pursuant to the Distribution if the non-U.S. holder has provided an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable version of IRS Form W-8.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund from the IRS or credited against a holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. Shareholders should consult their tax advisors as to the specific tax considerations applicable to them in connection with the Distribution, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

Certain Canadian Federal Income Tax Considerations

The following is a summary as of the date prior to the date hereof of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to Shareholders of the Distribution. This summary is applicable only to a Shareholder who, at all relevant times, for purposes of the Tax Act: (a) deals at arm’s length with the Company; (b) is not affiliated with the Company; and (c) holds Common Shares as capital property (a “Holder”).

Generally, Common Shares will be capital property to a Holder unless the Common Shares are held or were acquired in the course of carrying on a business of buying or selling securities or as part of an adventure or concern in the nature of trade. Certain Resident Holders (as defined below) may be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which would be to deem to be capital property any Common Shares (and all other “Canadian securities” (as defined in the Tax Act)) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose Common Shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election.

This summary does not describe the tax considerations of the Distribution to Optionholders or Warrantholders. Optionholders and Warrantholders should consult their own tax advisors. In addition, this summary is also not applicable to a Shareholder who acquired their Common Shares on the exercise of Options. Such Shareholders should consult their own tax advisors.

This summary is not applicable to a Holder (i) that is a “specified financial institution” (as defined in the Tax Act), (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act), (iii) that is a “financial institution” (as defined in the Tax Act) for purposes of the “mark-to-market” rules in the Tax Act, (iv) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars, (v) that is exempt from tax under Part I of the Tax Act, (vi) that has entered into a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Tax Act) in respect of the Common Shares, (vii) that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada, or (viii) that is otherwise of special status or in special circumstances. Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in Law or administrative policies or assessing practices whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction which may be different from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”). Holders should confirm with their own tax advisors whether they are a Resident Holder.

(i)	Distribution to Resident Holders

Generally, where a “public corporation” (as defined in the Tax Act) reduces the “paid-up capital” (as defined in the Tax Act) in respect of a class of its shares, the amount distributed to its shareholders on such reduction is deemed to be a dividend. However, where the paid-up capital of the relevant class of shares of the corporation exceeds the amount of the distribution, the amount distributed may be treated as a tax-free return of capital to the shareholder (subject to the comments below concerning the reduction of the adjusted cost base of the shares) and not as a deemed dividend where the distribution is made on the winding-up, discontinuance or reorganization of the corporation’s business. Although not free from doubt, the Company is of the view that this exception should apply to the Distribution.

The amount of the Distribution is not expected to exceed the approximate amount of the current paid-up capital of the Common Shares. Accordingly, if the above exception applies at the time of the Distribution, the entire amount of the Distribution should be treated as a tax free return of capital and no portion thereof should be treated as a deemed dividend. To the extent that any portion of the Distribution is treated as a deemed dividend, the amount of the deemed dividend will be included in computing the income of the Resident Holder for purposes of the Tax Act, as generally described below under the heading “Holders Resident in Canada – (ii) Taxation of Dividends”.

The adjusted cost base of each Common Share to a Resident Holder will be reduced by an amount equal to the amount per Common Share received in connection with the Distribution as a return of capital. If the amount per Common Share received on any such Distribution exceeds the adjusted cost base of such share, a Resident Holder will realize a capital gain equal to such excess. The tax consequences to a Resident Holder of any such capital gain are generally as described below under the heading “Holders Resident in Canada – (iii) Taxation of Capital Gains and Losses”.

No third-party determination of the paid-up capital has been sought or obtained, and no advance tax ruling or legal opinion has been sought or obtained with respect to the tax treatment of the Distribution. As such, Resident Holders should consult their own tax advisors in this regard.

(ii)	Taxation of Dividends

Dividends (including deemed dividends) received on the Common Shares by a Resident Holder who is an individual (other than certain trusts) will be included in the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by individuals from “taxable Canadian corporations”, as defined in the Tax Act. Dividends received by individuals (other than certain trusts) may give rise to alternative minimum tax under the Tax Act, depending on the individual’s circumstances.

Dividends (including deemed dividends) received on the Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations are urged to consult their own tax advisors having regard to their particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act), may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received (or deemed to be received) on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. A “subject corporation” is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts). Resident Holders to whom these rules may apply should consult their own tax advisors.

A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” or, at any time in a relevant taxation year, a “substantive CCPC” (each as defined in the Tax Act) may be liable for an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include dividends received or deemed to be received in respect of the Common Shares, but not dividends or deemed dividends that are deductible in computing the dividend recipient’s taxable income. Resident Holders to whom these rules may apply should consult their own tax advisors.

(iii)	Taxation of Capital Gains and Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in such taxation year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in such taxation year. Allowable capital losses in excess of taxable capital gains for the year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, in accordance with and subject to the rules contained in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of any dividends received (or deemed to be received) by it on such Common Share to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own tax advisors.

A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” or, at any time in a relevant taxation year, a “substantive CCPC” (each as defined in the Tax Act) may be liable for an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include amounts in respect of taxable capital gains. Resident Holders to whom these rules may apply should consult their own tax advisors.

A capital gain realized by a Resident Holder who is an individual or trust (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, has not been and is not, and is not deemed to be, resident in Canada and does not use or hold and is not deemed to use or hold the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). This portion of the summary is not applicable to Non-Resident Holders that are: (i) insurers carrying on an insurance business in Canada and elsewhere; or (ii) “authorized foreign banks” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

(i)	Distribution to Non-Resident Holders

The consequences to Non-Resident Holders of the Distribution under the Tax Act will be as described above under the heading “Holders Resident in Canada – (i) Distribution to Resident Holders”. However, any deemed dividend would be taxable to a Non-Resident Holder, as generally described below under the heading “Holders Not Resident in Canada – (ii) Taxation of Dividends”. The tax consequences to a Non-Resident Holder of any capital gains are generally as described below under the heading “Holders Not Resident in Canada – (iii) Taxation of Capital Gains”.

(ii)	Taxation of Dividends

Any dividend that is, or is deemed to be, paid or credited by the Company to a Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25% or such lower rate as may be provided under the terms of an applicable income tax treaty or convention. Under the Canada-United States Income Tax Convention the rate of withholding tax on dividends paid or credited to a Non-Resident Holder that is fully entitled to the benefits of such treaty is generally reduced to 15% of the gross amount of the dividends (or 5% in the case of a Non-Resident Holder that is a corporation entitled to full benefits under the Canada-United States Income Tax Convention beneficially owning at least 10% of the Company’s voting shares).

(iii)	Taxation of Capital Gains

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares (including as a result of the Distribution to the Non-Resident Holder exceeding the adjusted cost base of such Non-Resident Holder’s Common Shares) unless the Common Shares are, or are deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition or deemed disposition and the gain is not exempt from Canadian tax pursuant to the terms of an applicable income tax treaty or convention.

Generally, a Common Share will not constitute taxable Canadian property of a Non-Resident Holder at the time of disposition provided that the Common Share is listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq), unless at any time during the 60 month period immediately preceding the disposition or deemed disposition of the Common Share the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder and/or persons with whom the Non-Resident Holder does not deal at arm’s length, or any combination of the foregoing, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (b) the Common Share derived more than 50% of its fair market value directly or indirectly from, or from any combination of, real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, a Common Share may be deemed to be taxable Canadian property in certain other circumstances. Non-Resident Holders should consult their own tax advisors in this regard.

In the event that Common Shares constitute taxable Canadian property to a Non-Resident Holder and any capital gain realized by the Non-Resident Holder on the disposition or deemed disposition of the Common Shares (including as a result of the Distribution to the Non-Resident Holder exceeding the adjusted cost base of such Non-Resident Holder’s Common Shares) is not exempt from Canadian tax pursuant to the terms of an applicable income tax treaty or convention, then the tax consequences described above under the heading “Holders Resident in Canada – (iii) Taxation of Capital Gains and Losses” will generally apply.

Non-Resident Holders whose Common Shares may constitute taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

The actual tax consequences to each Shareholder may vary depending on individual circumstances. The Company urges you to consult your tax advisor regarding the tax consequences of the Distribution, including the applicability and effect of any provincial, state, local, or non-U.S. tax laws.

/s/ David Wood
Name: David Wood
Title: Chief Financial Officer

Forward-Looking Statements

This communication, and any related oral statements, contains certain information which, as presented, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include, but are not limited to, statements that relate to future events and often address expected future business and financial performance, containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an action or event “may,” “might,” “could,” “should,” or “will” be taken or occur, or other similar expressions and include, but are not limited to, statements regarding the proposed timing and completion of the Transaction; the amounts payable under the Transaction; the Company’s application to the Supreme Court of British Columbia for a reduction of capital and cash distribution prior to the closing of the Transaction; the timing and receipt of securityholder, regulatory and court approvals of the Transaction; the satisfaction of the conditions to the completion of the Transaction and other statements that are not statements of historical facts.

In this communication, these forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, and which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied thereby, including the consummation of the Transaction and the anticipated benefits thereof. Such statements reflect the Company’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, regulatory, political and social uncertainties and contingencies. In making forward-looking statements, the Company may make various material assumptions, including but not limited to (i) the completion of the Transaction on anticipated terms and timing, including obtaining required securityholder, regulatory and court approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted by or against the Company, XenoTherapeutics, Inc., XOMA Royalty Corporation or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) the accuracy of the Company’s financial projections; (ix) general business, market and economic conditions; (x) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xii) significant transaction costs associated with the Transaction; (xiii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) competitive responses to the Transaction; (xv) the risks and uncertainties pertaining to the Company’s business, including those set forth in the Company’s Annual Report on Form 10-K dated December 17, 2024, under the heading “Risk Factors”, a copy of which is available on the Company’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, and as otherwise disclosed from time to time on the Company’s EDGAR and SEDAR+ profiles; and (xvi) the risks and uncertainties that will be described in the proxy statement and management information circular for the Company’s securityholders filed with the U.S. Securities and Exchange Commission (the “SEC,” and such statement, the “Proxy Statement”) available from the sources indicated above.

These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date that statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Important Additional Information and Where to Find It

In connection with the proposed Transaction between the Company XenoTherapeutics, Inc. and XOMA Royalty Corporation, the Company will file with the SEC the Proxy Statement, the definitive version of which will be sent or provided to the Company securityholders. The Company may also file other documents with the SEC regarding the proposed Transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, on SEDAR+ at www.sedarplus.ca, the Company’s website at www.essapharma.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Transaction (if and when they become available). Information relating to the foregoing can also be found in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on January 22, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.